UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2007

GLOBAL PAYMENT TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25148	11 -2 974651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 WILBUR PLACE

BOHEMIA, NEW YORK

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

11716

(Zip Code)

(631) 563-2500

(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 6, 2007, Global Payment Technologies, Inc. (“GPT”) received a notice from the staff of The Nasdaq Stock Market (“Nasdaq”) that it has not regained compliance of its minimum $1.00 per share requirement for continued inclusion under Nasdaq Marketplace Rule 4310 (c)(4) and the Company’s securities are, therefore, subject to delisting from The Nasdaq Capital Market. GPT is not eligible for an extension of the compliance period given that it does not meet The Nasdaq Capital Market initial inclusion criteria set forth in Nasdaq Marketplace Rule 4310(c). Accordingly, trading of GPT’s common stock on The Nasdaq Capital Market will be suspended at the opening of business on December 17, 2007, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove GPT’s securities from listing and registration on The Nasdaq Capital Market. GPT does not intend to appeal the Nasdaq staff’s decision to delist GPT’s shares from The Nasdaq Capital Market.

On December 11, 2007, GPT issued a press release, attached to this Current Report on Form 8-K as Exhibit 99.1 reporting that it had received the notice and will be delisted from the Nasdaq Capital Market on the opening of business on December 17, 2007.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated December 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2007

GLOBAL PAYMENT TECHNOLOGIES, INC.

By: /s/ William L. McMahon Name: William L. McMahon Title: Chief Executive Officer

Exhibit Index Exhibit No. Description: 99.1 Press Release dated December 11, 2007